UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	73-0567067
(State incorporation or	(IRS Employer Identification No.)
organization)

20 North Broadway
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.10 par value per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A complete description of Devon’s common stock and associated preferred stock purchase rights to be registered hereunder, is contained under the caption “DESCRIPTION OF CAPITAL STOCK” in the Form S-3 Registration Statement (File No. 333-100308), of Devon Energy Corporation (“Devon”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Devon pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Registrant’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-K for the year ended December 31, 2003).

3.2	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s definitive proxy statement for a special meeting of shareholders filed July 21, 2000).

4.1	Rights Agreement dated as of August 17, 1999 between Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed on August 18, 1999).

4.2	Amendment to Rights Agreement, dated as of May 25, 2000, by and between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit 4.2 to Registrant’s definitive proxy statement for a special meeting of shareholders filed on July 21, 2000).

4.3	Amendment to Rights Agreement, dated as of October 4, 2001, by and between Registrant and Fleet National Bank (f/k/a Bank Boston, N.A.) (incorporated by reference to Exhibit 99.1 to Registrant’s Form 8-K filed on October 11, 2001).

4.4	Amendment to Rights Agreement, dated September 13, 2002, between Registrant and Wachovia Bank, N.A (incorporated by reference to Exhibit 4.9 to Registrant’s Registration Statement on Form S-3 File Nos. 333-83156, 333-83156-1, and 333-83156-2 as filed on October 4, 2002).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Corporate Secretary